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                                                               Exhibit 99(e)(10)
                            DISTRIBUTION AGREEMENT
                            ----------------------

          This Distribution Agreement is made as of this 14/th/ day of February, 2000 by and between THE MUNDER FUNDS, INC., a Maryland Corporation (the "Fund"), and FUNDS DISTRIBUTOR, INC., a Massachusetts corporation ("Funds Distributor").

          WHEREAS, the Fund is an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund desires to retain Funds Distributor as Distributor for the Fund's shares of common stock in Class A, Class B, Class II, Class K and Class Y Shares representing interests in the Fund's portfolio, Munder International NetNet Fund (the "Portfolio"), to provide for the sale and distribution of shares of the Portfolio (the "Shares"), and Funds Distributor is willing to render such services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

                           I.  DELIVERY OF DOCUMENTS
                               ---------------------

          The Fund has delivered to Funds Distributor copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

          (a) Resolutions of the Fund's Board of Directors authorizing the execution and delivery of this Agreement;

          (b) The Fund's Articles of Incorporation as filed with the State of Maryland - Department of Assessments and Taxation on November 18, 1992;

          (c)  The Fund's By-Laws;

          (d) The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

          (e) The Fund's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as filed with the SEC on November 18, 1992, and all amendments thereto; and

          (f) The Fund's most recent Prospectuses and Statement of Additional Information and all amendments and supplements thereto (collectively, the "Prospectuses").

                               II.  DISTRIBUTION
                                    ------------

          1.  Appointment of Distributor.  The Fund hereby appoints Funds
              --------------------------
Distributor as Distributor of the Portfolio's Shares and Funds Distributor hereby accepts such appointment and
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agrees to render the services and duties set forth in this Section II. In the event that the Fund establishes one or more additional portfolios or classes of shares other than the Portfolio and the Shares with respect to which it decides to retain Funds Distributor to act as distributor hereunder, the Fund shall notify Funds Distributor in writing. If Funds Distributor is willing to render such services, it shall so notify the Fund in writing whereupon such portfolio and such shares shall become a Portfolio and Shares hereunder and shall be subject to the provisions of this Agreement, except to the extent that said provision is modified with respect to such portfolio or shares in writing by the Fund and Funds Distributor at the time.

          2.  Services and Duties.
              -------------------

          (a) The Fund agrees to sell through Funds Distributor, as agent, from time to time during the term of this Agreement, Shares (whether authorized but unissued or treasury shares, in the Fund's sole discretion) upon the terms and at the current offering price as described in the applicable Prospectus. Funds Distributor will act only in its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of Shares, and shall sell Shares only at the offering price thereof as set forth in the applicable Prospectus. Funds Distributor shall devote appropriate efforts to effect sales of Shares of the Portfolio, but shall not be obligated to sell any certain number of Shares.

          (b) In all matters relating to the sale and redemption of Shares, Funds Distributor will act in conformity with the Fund's Articles of Incorporation, By-Laws and applicable Prospectuses and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable Federal or state laws and regulations.

          (c) Funds Distributor will bear the cost of printing and distributing any Prospectus (including any supplement or amendment thereto), provided,
                                                                --------
however, that Funds Distributor shall not be obligated to bear the expenses
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incurred by the Fund in connection with (i) the preparation and printing of any supplement or amendment to a Registration Statement or Prospectus necessary for the continued effective registration of the Shares under the 1933 Act or state securities laws; and (ii) the printing and distribution of any Prospectus, supplement or amendment thereto for existing shareholders of the class ("Class") of Shares described therein.

          (d) All Shares of the Portfolio offered for sale by Funds Distributor shall be offered for sale to the public at a price per share (the "offering price") equal to (i) their net asset value (determined in the manner set forth in the applicable Prospectuses) plus, except to those classes of persons set forth in the applicable Prospectuses, (ii) a sales charge which shall be the percentage of the offering price of such Shares as set forth in the applicable Prospectuses. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Concessions paid by Funds Distributor to broker-dealers and other persons shall be set forth in either the selling agreements between Funds Distributor and such broker-dealers and persons or, if such concessions are described in the applicable Prospectuses, shall be as so set forth. No broker-dealer or other person who enters into a selling or distribution and servicing agreement

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with Funds Distributor shall be authorized to act as agent for the Fund in connection with the offering or sale of Shares to the public or otherwise.

          (e) If any shares sold by Funds Distributor under the terms of this Agreement are redeemed or repurchased by the Fund or by Funds Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, Funds Distributor shall forfeit the amount above the net asset value received by it with respect to such Shares, provided that the portion, if any, of such amount re-allowed by Funds Distributor to broker-dealers or other persons shall be repayable to the Fund only to the extent recovered by Funds Distributor from the broker-dealer or other persons concerned. Funds Distributor shall include in the form of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Fund or by Funds Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

         (f) Funds Distributor may be reimbursed for all or a portion of the expenses described above to the extent permitted by one or more distribution plans adopted by the Fund on behalf of a Portfolio pursuant to Rule 12b-1 under the 1940 Act. No provision of this Agreement may be deemed to prohibit any payments by a Portfolio to Funds Distributor or by a Portfolio or Funds Distributor to investment dealers, banks or other financial institutions through whom shares of the Fund are sold where such payments are made under a distribution plan adopted by the Fund on behalf of such Portfolio pursuant to Rule 12b-1 under the Act (the "Plan"). The Fund agrees that it shall provide notice to Funds Distributor at least 30 days prior to the effective date of the elimination of or the decrease in the amount of expenses reimbursable under such a distribution plan.

          (g) With respect to such classes of shares, if any, that are sold with a contingent deferred sales charge ("CDSC"), Funds Distributor shall impose a CDSC in connection with the redemption of the Shares of such classes, not to exceed a specified percentage of the original purchase price of the Shares, as from time to time set forth in the applicable Prospectuses. Funds Distributor may retain (or receive from the Fund, as the case may be) all of any CDSC. Funds Distributor may pay to broker-dealers or other persons through whom such Shares are sold a commission or other payment to the extent consistent with the current Prospectuses and applicable rules and regulations.

          3.  Sales and Redemptions.
              ---------------------

          (a) The Fund shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with preparing, printing and distributing the Prospectuses except as set forth in subsection 2(c) of Section II hereof.


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          (b) The Fund shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the sale of the Shares in such states as Funds Distributor may designate to the Fund and the Fund may approve, and the Fund shall pay all filing fees which may be incurred in connection with such sale. Funds Distributor shall pay all other expenses incurred by Funds Distributor in connection with the sale of the Shares, except as otherwise specifically provided in this Agreement.

          (c) The Fund shall have the right to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Portfolio at any time permitted by the 1940 Act or the rules of the SEC ("Rules").

          (d) The Fund reserves the right to reject any order for Shares, but will not do so arbitrarily or without reasonable cause.

                        III.  LIMITATIONS OF LIABILITY
                              ------------------------

          Funds Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                             IV.  CONFIDENTIALITY
                                  ---------------

          Funds Distributor will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, to the Fund's prior or current shareholders and to those persons or entities who respond to Funds Distributor's inquiries concerning investment in the Fund, and, except as provided below, will not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder. Any other use by Funds Distributor of the information and records referred to above may be made only after prior notification to and approval in writing by the Fund. Such approval shall not be unreasonably withheld and may not be withheld where: (i) Funds Distributor may be exposed to civil or criminal contempt proceedings for failure to divulge such information; (ii) Funds Distributor is requested to divulge such information by duly constituted authorities; or (iii) Funds Distributor is so requested by the Fund.

                              V.  INDEMNIFICATION
                                  ---------------

          1.  Fund Representation.  The Fund represents and warrants to Funds
              -------------------
Distributor that at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the 1933 Act and the Rules thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty in this subsection shall apply to
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statements or omissions made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of and with respect to Funds Distributor expressly for use in the Registration Statement or Prospectuses.

          2.  Funds Distributor Representation.  Funds Distributor represents
              --------------------------------
and warrants to the Fund that it is duly organized as a Massachusetts corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

          3.  Fund Indemnification.  The Fund, on behalf of the Portfolio,
              --------------------
agrees that the Portfolio will indemnify, defend and hold harmless Funds Distributor, its several officers and directors, and any person who controls Funds Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by or on behalf of a Portfolio, or arise out of or based upon, information furnished by or on behalf of a Portfolio, filed in any state in order to sell the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Funds Distributor, its several officers and directors, and any person who controls Funds Distributor within the meaning of
Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that neither the Fund nor any
                             --------  -------
Portfolio shall be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Fund in reliance upon and in conformity with written information furnished to the Fund by or on behalf of Funds Distributor specifically for inclusion therein.

          A Portfolio shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of his obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of Directors of the Fund who are neither "interested parties" of the Fund (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

          The Portfolio shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as: (i) such person shall undertake to repay all such advances unless it is ultimately determined that he or she is entitled to indemnification

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hereunder; and (ii) such person shall provide security for such undertaking, or the Portfolio shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party Directors of the Fund (or an independent legal counsel in written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

          The obligations of the Portfolio under this subsection 3 shall be the several (and not joint or joint and several) obligation of the Portfolio.

          4.  Funds Distributor Indemnification.  Funds Distributor will
              ---------------------------------
indemnify, defend and hold harmless the Fund, the Portfolio, the Fund's several officers and Directors and any person who controls the Fund or the Portfolio within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its representations, warranties and agreements herein, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other documents executed by or on behalf of the Fund or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or any of its several officers and Directors by or on behalf of Funds Distributor specifically for inclusion therein, and will reimburse the Fund, the Portfolio, the Fund's several officers and trustees, and any person who controls the Fund or the Portfolio within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

          5.  General Indemnity Provision.  No indemnifying party shall be
              ---------------------------
liable under its indemnity agreement contained in subsection 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

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                         VI.  DURATION AND TERMINATION
                              ------------------------

          This Agreement shall become effective as of the date first above written, and, unless sooner terminated as provided herein, shall continue until February 14, 2001. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually by a vote of the majority of the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons" of the Fund and have no direct or indirect financial interest in the operation of the Plan, this Agreement, or in any agreement relating to the Plan (the "Plan Directors"), by vote cast in person at a meeting called for the purpose of voting on such approval; provided, however, that this
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Agreement may be terminated with respect to any Portfolio by the Fund at any time, without the payment of any penalty, by vote of a majority of the Directors or by a vote of a "majority of the outstanding voting securities" of such Portfolio on 60 days' written notice to Funds Distributor, or by Funds Distributor at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

                       VII.  AMENDMENT OF THIS AGREEMENT
                             ---------------------------

          No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

                                 VIII.  NOTICE
                                        ------

          Notices of any kind to be given to the Fund hereunder by Funds Distributor shall be in writing and shall be duly given if mailed or delivered to the Fund at 480 Pierce Street, Suite 300, Birmingham, Michigan 48009,
Attention: Secretary of the Fund, with a copy to Jane Kanter, Esq., Dechert Price & Rhoads, 1775 Eye Street, Washington, D.C. 20006, or at such other address or to such individual as shall be so specified by the Fund to Funds Distributor. Notices of any kind to be given to Funds Distributor hereunder by the Fund shall be in writing and shall be duly given if mailed or delivered to Funds Distributor at 60 State Street, Suite 1300, Boston, Massachusetts 02109,
Attention: Marie Connolly or at such other address or to such individual as shall be so specified by Funds Distributor to the Fund.

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                              IX.  MISCELLANEOUS
                                   -------------

          The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section VI hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Maryland law; provided, however, that
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nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the SEC thereunder.

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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                              THE MUNDER FUNDS, INC.

                              By:/s/ Terry H. Gardner
                                 --------------------

                              Name: Terry H. Gardner
                                    -----------------

                              Title:Vice President & Chief Financial Officer
                                    ----------------------------------------

Attest:_____________________


                              FUNDS DISTRIBUTOR, INC.

                              By: /s/ Margaret Chambers
                                  ---------------------

                              Name: Margaret Chambers
                                    -----------------

                              Title:   Senior Vice President


Attest:______________________